Exhibit (l)(2)



                           [VENABLE LLP LETTERHEAD]



                               November 14, 2005

Sidley Austin Brown & Wood LLP
Attention:  John A. MacKinnon, Esq.
787 Seventh Avenue
New York, New York 10019


          Re: Japan Smaller Capitalization Fund, Inc.: Registration Statement on Form N-2 (1933 Act file no. 333-128763 and 1940 Act file no. 811-05992)
               ----------------------------------------------------------------

Ladies and Gentlemen:

          We have served as Maryland counsel to Japan Smaller Capitalization Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company (the "Company"), in connection with the filing by the Company of the above-referenced Registration Statement on Form N-2 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, relating to the registration of 5,282,128 shares (the "Shares") of Common Stock, $.10 par value per share (the "Common Stock"), of the Company to be issued to stockholders of the Company upon exercise of rights (the "Rights") distributed to stockholders of the Company in accordance with the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement, including the form of Prospectus relating to the Rights and the Shares included therein (the "Prospectus");

          2. The charter (the "Charter") of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

          4. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

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Japan Smaller Capitalization Fund, Inc.
November 14, 2005
Page 2


          5. Resolutions adopted by the Board of Directors of the Company relating to the issuance of the Rights and the sale and issuance of the Shares upon exercise of the Rights (the "Resolutions"), certified as of the date hereof by an officer of the Company;

          6. The form of subscription certificate to be used for the purchase of the Shares upon the exercise of the Rights, certified as of the date hereof by an officer of the Company;

          7. A certificate executed by an officer of the Company, dated as of the date hereof;

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

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Japan Smaller Capitalization Fund, Inc.
November 14, 2005
Page 3


          5. Upon any issuance of Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. The Shares have been duly authorized and, when sold, issued and paid for upon exercise of the Rights pursuant to the Resolutions and the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with federal or state securities laws, including the securities laws of the State of Maryland, or the 1940 Act.

          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Prospectus constituting a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act. This opinion may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                                                    Very truly yours,

                                                    /s/ Venable LLP